Exhibit 5.1

August 21, 2026

Tempest Therapeutics, Inc.

200 Sierra Point Parkway, Suite 400

Brisbane, CA 94005

Re:  Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Tempest Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Company’s Registration Statement on Form S-1 under the Securities Act of 1933, as amended (the “Securities Act”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”). The Registration Statement relates to the resale from time to time by Lincoln Park Capital Fund, LLC (“Lincoln Park”) of up to 8,910,579 shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”), consisting of (i) 560,356 shares of Common Stock that have been issued as commitment shares to Lincoln Park as consideration for its commitment to purchase shares of Common Stock pursuant to that certain common stock purchase agreement, dated as of August 13, 2026 (the “Purchase Agreement”), by and between the Company and Lincoln Park (“Initial Commitment Shares”), (ii) 350,223 shares of Common Stock that may be issued to Lincoln Park as additional consideration for its irrevocable commitment to purchase shares of Common Stock under the Purchase Agreement (the “Additional Commitment Shares”), and (iii) 8,000,000 shares of Common Stock that we may elect to sell to Lincoln Park, in our sole discretion, from time to time from and after the Commencement Date (as defined in the Purchase Agreement) (the “Purchase Shares” and together with the Initial Commitment Shares and the Additional Commitment Shares, the “ELOC Shares”). Terms used but not defined herein have the meanings ascribed to them in the Purchase Agreement.

In rendering the opinion set forth herein, we have examined the originals, or photostatic or certified copies, of (i) the Company’s Restated Certificate of Incorporation, as amended to the date hereof, (ii) the Third Amended and Restated Bylaws of the Company, (iii) resolutions of the Board of Directors of the Company, approving, among other things, the authorization and issuance of the ELOC Shares and the filing of the Registration Statement, (iv) the Registration Statement and all exhibits thereto, (v) the Purchase Agreement, (vi) that certain Registration Rights Agreement, dated as of August 13, 2026, by and between the Company and Lincoln Park, and (vi) such other records, documents and instruments as we deemed relevant and necessary for purposes of the opinion stated herein.

In making the foregoing examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies, and the authenticity of the originals of such copies. As to all questions of fact material to this opinion, where such facts have not been independently established, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company or governmental officials.

We do not express any opinion herein concerning any law other than the General Corporation Law of the State of Delaware.

Based upon the foregoing, and subject to the qualifications, assumptions, limitations and exceptions stated herein, we are of the opinion that: (i) the Initial Commitment Shares have been duly authorized and validly issued and are fully paid and nonassessable; and (ii) the Additional Commitment Shares and Purchase Shares have been duly authorized and, when issued and sold as contemplated in the Registration Statement and the Purchase Agreement against payment therefor in accordance with the terms of the Purchase Agreement, will be validly issued, fully paid and nonassessable.

This opinion speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion that might affect the opinions expressed therein.

We hereby consent to the submission of this opinion to the Commission as an exhibit to the Registration Statement. We hereby also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. We do not admit in providing such consent that we are included within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Greenberg Traurig, LLP

Greenberg Traurig, LLP | Attorneys at Law

www.gtlaw.com